UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On July 16, 2010, Golden Phoenix Minerals, Inc. (the “Company”) entered into an agreement, pursuant to written communications, with Crestview Capital Master, LLC (“Crestview”) for the purpose of providing the Company an extension of the maturity date of that certain Debt Restructuring Secured Promissory Note, as amended (the “Restructuring Note”) that was issued in connection with, and attached as an exhibit to, the Bridge Loan and Debt Restructuring Agreement between the Company and Crestview, dated January 30, 2009 (the “Agreement”).  The Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 5, 2009 and attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2009.  The Restructuring Note was previously amended as evidenced by the Amended and Restated Debt Restructuring Secured Promissory Note that was previously reported on the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2009.  The information set forth in the Company’s Current Reports on Form 8-K as filed on February 5, 2009 and November 25, 2009, respectively, in reference to the Agreement and Restructuring Note, is herein incorporated in its entirety.

Pursuant to the agreement of the parties, Crestview has agreed to allow for an extension of the maturity date of the Restructuring Note from August 6, 2010 to August 31, 2010, in exchange for an extension fee of ten thousand dollars ($10,000), allowing the Company additional time to finalize its financing efforts.  The Company and Crestview intend to formalize their agreement via an amendment to the Restructuring Note as soon as reasonably practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   July 22, 2010                                                           By:  /s/ Thomas Klein
Thomas Klein
Chief Executive Officer